EXHIBIT 24



INDEPENDENT  AUDITORS'  CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No.1 to Registration Statement No. 33-25581 of the Savings and Investment Plan for Employees of Weingarten Realty on Form S-8 of our report dated June 19, 2002, appearing in the Annual Report on Form 11-K of the Savings and Investment Plan for Employees of Weingarten Realty for the year ended December 31, 2001.

DELOITTE  &  TOUCHE  LLP

Houston,  Texas
June  28,  2002